Contact:  Jill LeBallister-Dudka
          Manager of Investor Relations
          FTP Software, Inc.
          978-685-4000 x 6458
          Internet: jld@ftp.com



         FTP SOFTWARE, INC. REPORTS SECOND QUARTER AND HALF YEAR RESULTS



NORTH ANDOVER, MASS, JULY 23, 1998--FTP Software, Inc. (Nasdaq: FTPS) today announced its results for the second quarter and the six months ended June 30, 1998. Revenues from operations for the second quarter were $8.3 million, compared to revenues from continuing operations of $17.7 million for the same period in 1997. The net loss for the second quarter of 1998 was $5.8 million, or $0.17 per share, compared to a net loss from continuing operations of $14.4 million, or $0.43 per share, for the same period in 1997.

     For the six months ended June 30, 1998, revenues from operations were $19.3 million, compared to revenues from continuing operations of $39.1 million for the same period of 1997. The net loss for the six months ended June 30, 1998 was $9.6 million, or $0.28 per share, compared to a net loss from continuing operations of $25.5 million, or $0.75 per share, for the same period of 1997.

     "Although we did not meet our second quarter revenue goal, we have significantly reduced the losses from a year ago. In addition, we were pleased with some key customer wins during the quarter while we continued to deliver on our product roadmap with the releases of the company's OnNet(R) Host, OnNet Host Suite and InterDrive(R) products for Microsoft's multi-user operating system, Windows Terminal Server; and released year 2000 compliant versions of our OnNet16 product family," stated Glenn Hazard, chairman and CEO of FTP Software. "We believe these successes provide momentum as we anticipate the announced merger with NetManage. To that end, we and our colleagues at NetManage have embarked on an active program of planning for the post-merger integration to position us to exploit the strengths of both organizations."

                                    - more -


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FTP Software, Inc. Reports Second Quarter Results, page 2/4


     From time to time management of the company has made, and may in the future make, forward-looking statements, based on management's then-current expectations, including statements made in Securities and Exchange Commission filings, in this and other press releases and oral statements. These forward-looking statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including management's expectations about the proposed NetManage merger, involve risks and uncertainties including: satisfaction of the conditions to the merger; continuing changes in the market and competition; the inherent uncertainty of market, customer and employee acceptance of the extent of the company's progress in, and the ability of the company to hire and retain skilled employees in, a turnaround situation; and the company's success in marketing its product strategy and distributing its products in a highly competitive market; and actual results could differ materially from those set forth in the forward-looking statements for a variety of reasons. Additional information on these and other risk factors that could affect the merger or the company's financial results is included in NetManage's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 15, 1998 and in the company's Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission.

ABOUT FTP SOFTWARE, INC.

     FTP Software, Inc. provides high-performance connectivity software with unique, centralized management capabilities that simplify host access for users of all abilities, protect sensitive corporate information, and reduce the cost of software deployment and administration. FTP Software is a market leader in network applications suites with over 10 million installations at Fortune 1000 businesses and government agencies worldwide. FTP Software may be contacted at
(978) 685-4000 or www.ftpsoftware.com.

                                       ###

FTP Software, OnNet and InterDrive are registered trademarks of FTP Software, Inc. Other trade names, trademarks or registered trademarks are the property of their respective holders.


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                               FTP SOFTWARE, INC.
                           SELECTED BALANCE SHEET DATA
                            (IN THOUSANDS, UNAUDITED)


                                       JUNE 30, 1998     DECEMBER 31, 1997
                                       -------------     -----------------
Assets:

  Cash and marketable securities          $63,886             $71,570

  Accounts receivable, net                $ 4,611             $ 8,282

  Working capital                         $41,826             $43,874

Total assets                              $82,951             $97,475

Total liabilities                         $17,031             $21,956

Total stockholders' equity                $65,920             $75,519

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                               FTP SOFTWARE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)


                                                            THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                  JUNE 30,                      JUNE 30,
                                                           1998           1997           1998            1997
--------------------------------------------------------------------------------       -----------------------
Revenue:
       Product revenue                                   $ 5,434       $ 13,073       $ 13,133       $ 29,899
       Service revenue                                     2,894          4,673          6,123          9,202
                                                         -------       --------       --------       --------
            Total revenue                                  8,328         17,746         19,256         39,101
                                                         -------       --------       --------       --------

Cost of revenue:
       Product cost                                        1,164          3,964          2,344          6,953
       Service cost                                        1,452          2,924          2,817          5,818
                                                         -------       --------       --------       --------
            Total cost of revenue                          2,616          6,888          5,161         12,771
                                                         -------       --------       --------       --------

Gross margin                                               5,712         10,858         14,095         26,330
                                                         -------       --------       --------       --------

Operating expenses:
       Sales and marketing                                 6,571         13,115         12,731         27,396
       Product development                                 3,517          8,375          7,126         16,230
       General and administrative                          2,461          4,612          5,802          8,947
                                                         -------       --------       --------       --------
            Total operating expenses                      12,549         26,102         25,659         52,573
                                                         -------       --------       --------       --------

Loss from operations                                      (6,837)       (15,244)       (11,564)       (26,243)

Investment income                                          1,068          1,150          2,078          1,785
                                                         -------       --------       --------       --------

Loss from operations before income taxes                  (5,769)       (14,094)        (9,486)       (24,458)

Provision for income taxes                                    50            342            150            992
                                                         -------       --------       --------       --------

Net loss                                                  (5,819)       (14,436)        (9,636)       (25,450)
                                                         =======       ========       ========       ========


Basic and diluted net loss per share                     $ (0.17)      $  (0.43)      $  (0.28)      $  (0.75)
                                                         =======       ========       ========       ========


Weighted average number of basic and diluted common
    and common equivalent shares outstanding              33,974         33,842         33,974         33,775